Exhibit 10.12



                                      AGREEMENT
                                      ---------

                    AGREEMENT made and entered into as of the ______ day of

          ___________ (the "Effective Date") by and between Piedmont

          Management Company, Inc. ("Piedmont") and ________________

          (________________ or the "Employee").



                                 W I T N E S S E T H:
                                 - - - - - - - - - -

                    WHEREAS, _____________ is currently serving as

          _____________ and is an integral member of the management of

          Piedmont;

                    WHEREAS, Piedmont wishes to encourage _________ to

          remain in Piedmont's employ and has determined that this

          agreement will serve that purpose;

                    WHEREAS, this agreement is of particular importance to

          retain ___________________ service in the event of a potential or actual change of control of Piedmont or any of its subsidiaries,

          in which event there would be a critical need to retain strong management throughout the period of any possible consolidation,

          merger or other change of control;

                    NOW, THEREFORE, in consideration of the premises and

          mutual covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                    1.   Employee's Intention
                         --------------------

                    _________________ states that, based on this agreement,

          he has no present intention of resigning from Piedmont's employ.











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                    2.   Severance Pay and Benefits Upon Termination
                         -------------------------------------------

                    If _______________ employment is terminated without

          cause (as defined in paragraph 4 below) either within six (6)

          months before a change in control (as defined in paragraph 5 below) or within eighteen (18) months after a change in control,

          he shall be entitled to the following:

                    (a)  _______ months of severance pay (defined as

          monthly base salary on date of termination), less applicable withholdings, payable in a lump sum payment within two (2) weeks of the Employee's termination of employment; and

                    (b)  reimbursement for the cost of his medical coverage

          for COBRA payments made by him for up to _____ months.  Such reimbursement shall be provided to the Employee within two (2)

          weeks of receipt by Piedmont or its successor in interest of evidence that ______________ paid his COBRA payment.  The

          Employee will not be reimbursed for medical costs for any period during which the Employee is eligible for medical coverage from a subsequent employer.

                    3. _________________ acknowledges that the severance

          pay and benefits described in paragraph 2 above represent all of the severance pay and benefits to which he is entitled as a result of his termination, and expressly acknowledges that these severance pay and benefits supersede and replace any other severance or medical benefits to which he would be entitled

          absent this agreement.   _____________ also acknowledges that the

          severance pay and benefits described above are greater than








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          he would be entitled to receive absent this agreement.  This agreement does not alter the severance and other benefits ______

          is entitled to receive in a situation that does not constitute a change in control as defined in paragraph 5 below.

                    4.   Resignation or Termination for Cause
                         ------------------------------------

                    __________ shall not be entitled to the severance pay

          and benefits provided in this agreement if he resigns from

          Piedmont or is terminated for "cause", as defined below.  For purposes of this agreement, it shall be a termination for cause if the employee (a) has committed any act of gross misconduct or insubordination in connection with his duties; (b) has habitually neglected his duties; (c) has committed any act of fraud,

          misappropriation of funds or embezzlement in connection with his employment; or (d) has been convicted of a felony or a crime involving moral turpitude.

                    5.   Change in Control
                         -----------------

                    For purposes of this agreement, a "Change in Control"

          means:

                  (a)  the loss by Piedmont of voting control of the Board

          of Directors of Piedmont Management Company Inc., The Reinsurance

          Corporation of New York or Lexington Management Corporation,



                             or



                    (b)  a merger, consolidation or other reorganization of

          Piedmont, except where the shareholders of Piedmont immediately








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          prior to the consummation of any transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of

          Directors of the legal entity resulting from or existing after a transaction are former members of Piedmont's Board of Directors.

                    6.   Termination of Agreement
                         ------------------------

                    Either party may terminate this agreement in writing

          delivered to the other party.  If the Employee terminates this agreement, such termination is effective immediately upon

          receipt, by Piedmont.  If Piedmont terminates this agreement,

          such termination is effective upon receipt by the employee,

          except that the employee remains entitled to the severance pay and benefits provided in this agreement if he is terminated within either six (6) months before or eighteen (18) months after a change in control.

                    7.   Binding Effect
                         --------------

                    This agreement shall be binding upon and enure to the

          benefit of the parties hereto and their respective legal

          representatives, heirs, distributees, successors and assigns;

          provided, that the rights and obligations of the employee

          hereunder shall not be assignable by him.

                    8.   Entire Agreement
                         ----------------

                   This agreement sets forth the entire agreement between

          the parties with respect to the subject matter hereof,










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          and supersedes any and all prior agreements between Piedmont and the employee, whether written or oral, relating to any and all matters covered by and contained or otherwise dealt with in this agreement.

                    9.  Applicable Law
                        --------------

                    This agreement, and all of the rights and obligations

          of the parties in connection with this agreement, shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to principles relating to conflicts of law.

                   10.  Employment-At-Will
                        ------------------

                    This agreement does not alter the fact that the

          relationship between Piedmont and             is an
                                            -----------

          employment-at-will, and that Piedmont may terminate ___________

          and ___________ may terminate the employment relationship, at any time for any reason at all.

                    IN WITNESS WHEREOF, the parties hereto have executed

          this agreement as of the date and year stated above.

                                   PIEDMONT MANAGEMENT COMPANY, INC.


                                   By:  /s/ Robert M. DeMichele
                                        -----------------------------
                                        Robert M. DeMichele
                                        President



                                         ----------------------------














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